Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including additional amendments thereto, the “Statement”) with respect to the common stock, $.0001 par value per share, of hopTo Inc., a Delaware corporation. This Joint Filing Agreement shall be filed as an Exhibit to the Statement.

March 30, 2018

NOVELTY CAPITAL PARTNERS LP

By:	NOVELTY CAPITAL PARTNERS GP LLC, its general partner

By:	NOVELTY CAPITAL, LLC, sole member of the general partner

By:	/s/ Jonathon R. Skeels
Name:	Jonathon R. Skeels
Title	Managing Partner

NOVELTY CAPITAL PARTNERS GP LLC, its general partner

By:	NOVELTY CAPITAL, LLC, sole member of the general partner

By:	/s/ Jonathon R. Skeels
Name:	Jonathon R. Skeels
Title	Managing Partner

NOVELTY CAPITAL, LLC

By:	/s/ Jonathon R. Skeels
Name:	Jonathon R. Skeels
Title	Managing Partner

/s/ Jonathon R. Skeels
Jonathon R. Skeels